UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DTE ENERGY COMPANY
(Exact Name of Registrant as Specified in Its Charter)
MICHIGAN
(State of incorporation or organization)
38-3217752
(I.R.S. Employer Identification No.)
One Energy Plaza Detroit, Michigan (Address of Principal Executive Offices of Each Registrant)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-210556

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2017 Series E 5.25% Junior Subordinated Debentures due 2077	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.
________________________________________________________________
(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.
The class of securities to be registered hereby is the 2017 Series E 5.25% Junior Subordinated Debentures due 2077 (“Subordinated Debentures”) of DTE Energy Company, a Michigan corporation (“DTE”). The Subordinated Debentures are being issued under an Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a Supplemental Indenture dated as of November 1, 2017.
A description of the Subordinated Debentures is set forth (i) under the caption “Description of Debt Securities” in the Prospectus dated September 28, 2016 forming a part of Registration Statement No. 333-210556 (“Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act"), on April 1, 2016, as amended by Post-Effective Amendment No. 1 thereto, and (ii) under the caption "Description of Junior Subordinated Debentures" in the Prospectus Supplement dated November 13, 2017 filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act which description is incorporated herein by reference.

Item 2.	Exhibits.

2.1	Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-210556).

2.2
Amended and Restated Indenture, dated as of April 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration No. 333-58834)).

2.3
Form of DTE Energy’s Subordinated Supplemental Indenture (including Form of Note as Exhibit A) (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (Registration No. 333-210556)).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: November 17, 2017

DTE ENERGY COMPANY
By: /s/ Mark C. Rolling
Name: Mark C. Rolling
Title: Vice President and Treasurer